Exhibit 4A.6

I.G./
Register No. 4,199

COMMERCIAL PLEDGE AGREEMENT ON SHARES

COMMERCIAL PLEDGE AGREEMENT ON SHARES OF

ADMINISTRADOR FINANCIERO DE TRANSANTIAGO, S.A.

PLEDGED TO

INVERSIONES ALSACIA S.A. ET AL

In Santiago de Chile, on this 5th day of February in the year 2007, before me, RAÚL IVÁN PERRY PEFAUR, a local Notary Public with offices located at Calle Ahumada 312, suite 36, incumbent Notary of the 21st Notarial Office of Santiago, appeared JOSÉ MANUEL MENA VALENCIA, a Chilean citizen, married, industrial civil engineer by profession, holder of national identification card No. 6,196,849-0, verifiably representing the BANCO DEL ESTADO DE CHILE, an autonomous entity of the Chilean government, tax identification No. 97,030,000-7, both domiciled in this city of Santiago at Avenida del Libertador Bernardo O’Higgins No. 1111; JULIO GUZMAN HERRERA, a Chilean citizen, married, commercial engineer by profession, holder of national identification card No. 3,673,092-9, verifiably representing the BANCO DE CHILE, a corporation engaged in the banking business, tax identification No. 97,004,000-5, both domiciled in this city of Santiago at Calle Ahumada No. 251; OSCAR VON CHRISMAR CARVAJAL, a Chilean citizen, married, an engineer by profession, holder of national identification card No. 6,926,511-1, verifiably representing the BANCO SANTANDER-CHILE, a corporation engaged in the banking business, tax identification No. 97,036,000-K, both domiciled in this city of Santiago at Calle Bandera No. 140; MARIO GOMEZ DUBRAVCIC, a Chilean citizen, married, commercial engineer by profession, holder of national identification card No. 5,865,947-9, verifiably representing the BANCO DE CREDITO E INVERSIONES, a corporation engaged in the banking business, tax identification No. 97,006,000-6, both domiciled in this city of Santiago at Calle Huérfanos No. 1134; RAUL LUPERCIO VÉJAR OLEA, a Chilean citizen, married, civil engineer by profession, holder of national identification card No. 6,580,740-8, verifiably representing SONDA S.A., a corporation engaged in data processing services, tax identification No. 83,620,000-4, both domiciled in this city of Santiago at Calle Teatinos No. 500, and CLAUDIO CISTERNAS DUQUE, a Chilean citizen, married, commercial engineer by profession, holder of national identification card No. 10,174,449-3 and MARIA ANGELICA SILVA ARRUE, a Chilean citizen, married, accountant by profession, holder of national identification card No. 6,651,290-8, both verifiably representing PROMOTORA CMR FALABELLA S.A., a corporation engaged in lending, tax identification No. 96,743,000-6, all domiciled in this city of Santiago at Calle Ahumada No. 236, 7th floor, all jointly for purposes of this agreement being called the “Shareholders” or the “Pledge Debtors”, parties of the first part, and as parties of the second part, RICARDO JOSE BARTEL JEFFERY, a Chilean citizen, holder of national identification card No. 8,741,336-5, verifiably representing INVERSIONES ALSACIA S.A., tax identification No. 99,577,400-3, a corporation legally organized and existing under Chilean law, both domiciled at Calle Marchant Pereira No. 10, 20th floor, suite 2001, Town of Providencia; ANDRES OCAMPO BORRERO, a Colombian citizen, holder of alien identification card No. 21,917,402-0, and HECTOR DEL TRANSITO MOYA MARTIN, a Chilean citizen, holder of national identification card No. 6,076,632, both verifiably representing SU BUS CHILE, S.A., taxpayer identification No. 21,918,402-0, a corporation organized and existing under the laws of Chile, all domiciled in the city of Santiago at Calle Santa Lucia No. 324, suites 41 and 42; MANUEL ULISES NAVARRETE MUÑOZ, a Chilean citizen, holder of national identification card No. 4,462,201-7, verifiably representing BUSES GRAN SANTIAGO, S.A., taxpayer identification No. 99,557,450-0, a corporation organized and existing under the laws of Chile, both domiciled in the city of Santiago at Calle Catedral No. 1712, 3rd floor, suite 4; RICARDO JOSE BARTEL JEFFREY, a Chilean citizen, holder of national identification card No. 8,741,336-5, verifiably representing EXPRESS DE SANTIAGO, S.A., taxpayer identification No. 99,577,390-2, a corporation organized and existing under the laws of Chile, both domiciled in the Town of Providence at Calle Marchant Pereira No. 10, floor 20, suite 2001; MANUEL ULISES NAVARRETE MUÑOZ, a Chilean citizen, holder of national identification card No. 4,462,201-7, verifiably representing BUSES METROPOLITANA, S.A., taxpayer identification No. 99,557,440-3, a corporation organized and existing under the laws of Chile, both domiciled in the city of Santiago at Calle Catedral No. 1712, 3rd floor, suite 4; Mr. RAMON YAVAR BASCUÑAN, a Chilean citizen, married, civil engineer by profession, holder of national identification card No. 6,758,105-9 and Mr. MARCOS RETAMAL MUÑOZ, a Chilean citizen, married, commercial engineer by profession, holder of national identification card No. 14,268,425-K, both verifiably representing REDBUS URBANO S.A., tax identification number 99,578,170-0, a corporation organized and existing under the laws of Chile, all domiciled at Avenida Panamericana Norte No. 9800 in the Town of Quilicura; Mr. LUIS BARAHONA MORAGA, a Chilean citizen, holder of national identification card No. 8,711,413-9 and Mr. JORGE ROLANDO GÓMEZ PÉREZ, a Chilean citizen, holder of national identification card No. 6,051,829-7, both verifiably representing SERVICIOS DE TRANSPORTE DE PERSONAS SANTIAGO S.A., tax identification number 99,559,010-7, a corporation organized and existing under the laws of Chile, all domiciled at Calle Abdón Cifuentes No. 51 in the city of Santiago; ROBERTO HERNAN RODRIGUEZ SILVA, holder of national identification card No. 10,577,000-6, verifiably representing UNION DEL TRANSPORTE S.A., tax identification number 99,577,940-4, a corporation organized and existing under the laws of Chile, both domiciled at Calle Compañía No. 1390, suite 414, in the city of Santiago; SIMON ABELARDO DOSQUE SAN MARTIN, holder of national identification card No. 5,800,674-2, verifiably representing COMERCIAL NUEVO MILENIO S.A., tax identification number 99,546,310-5, a corporation organized and existing under the laws of Chile, both domiciled at Avenida Libertador Bernardo O’Higgins No. 1948, in the city of Santiago; and JOSE GABRIEL MARTINEZ MUÑOZ, a Chilean citizen, holder of national identification card No. 5,550,804-6 and ADRIANA DEL CARMEN TRONCOSCO LIZANA, a Chilean citizen, holder of national identification card No.

5,799,135-6, both verifiably representing TRANS ARAUCARISAS S.A., tax identification number 99,578,170-0, a corporation organized and existing under the laws of Chile, all domiciled at Los Nogales No. 2845 in the Town of La Pintana, also hereinafter referred to as the “Pledge Creditors”. The appearing parties named are all of legal age, have accredited their identities by exhibiting the aforementioned identification cards, and state that they have agreed to make, as they do in fact make the following commercial pledge agreement, in accordance with Articles 813 and following of the Commercial Code. Clause One. Background – 1) The Shareholders are currently shareholders of the closed corporation known as ADMINISTRADOR FINANCIERO DE TRANSANTIAGO S.A., subject to the laws of open or publicly-held corporations that support the banking industry, hereinafter referred to indistinctly as the “Corporation” or “AFT”, founded and established by a public instrument dated June 8, 2005, executed before Raúl Iván Perry Pefaur, Notary in Santiago, an extract of which is recorded on page 20,009, number 14,486 of the Registry of Trade of the Custodian of Real Estate of Santiago for the year 2005, and was also published in the Official Gazette of June 14th of that same year. 2) José Manuel Mena Valencia declares that the BANCO DEL ESTADO DE CHILE is currently sole owner, among others, of 210,000 shares issued by AFT, as officially shown in stock certificate number 001 of June 8, 2005; Ignacio Ruiz-Tagle Vergara declares that the BANCO SANTANDER-CHILE is currently sole owner, among others, of 200,000 shares issued by AFT, as officially shown in stock certificate number 002 of June 8, 2005; Julio Guzmán Herrera declares that the BANCO DE CHILE is currently sole owner, among others, of 200,000 shares issued by AFT, as officially shown in stock certificate number 003 of June 8, 2005; Mario Gómez Dubravcic declares that the BANCO DE CREDITO E INVERSIONES is currently sole owner, among others, of 200,000 shares issued by AFT, as officially shown in stock certificate number 004 of June 8, 2005; Raúl Lupercio Véjar Olea declares that SONDA S.A. is currently sole owner, among others, of 95,000 shares issued by AFT, as officially shown in stock certificate number 005 of June 8, 2005, and Claudio Cisternas Duque and María Angélica Silva Arrúe declare that PROMOTORA CMR FALABELLA S.A. is currently sole owner, among others, of 95,000 shares issued by AFT, as officially shown in stock certificate number 006 of June 8, 2005. The shares of the Shareholders in the Corporation, hereinafter referred to all together as the “Shares”, are validly recorded in the names of each of the corporations in the pertinent Registry of Shareholders of the Corporation; said shares are registered, common, without nominal value, of equal value and all of one same and sole series. 3) Per resolution number 15 of 2004 issued by the Ministry of Transportation & Telecommunications, hereinafter referred to as the “Ministry”, the Basic Conditions and Specifications of the Public Bid respecting the Supplementary Financial Administration Services Contract for the funds of the public passenger transportation system of Santiago, hereinafter referred to as the “AFT Bid Specifications 2004”, were approved. 4) Per resolution number 897 of April 18, 2005, of the Ministry, the awarding of AFT Bid Specifications 2004 was approved, said award having been made to the Banco del Estado de Chile. 5) On July 28, 2005, the Corporation and the Ministry entered into the

Supplementary Financial Administration Services Contract for the funds of the public passenger transportation system of Santiago, hereinafter referred to as the “AFT Agreement”, which was approved by Special Resolution number 1853 of 2005 of the Ministry. Clause Two. PURPOSE OF THE AGREEMENT. By this agreement, the Shareholders, duly represented as described above, constitute a commercial pledge in favor of the Pledge Creditors, in accordance with Articles 813 et seq. of the Commercial Code, and pursuant to the terms and conditions set forth above, on the Shares owned by them, as itemized and described in Clause One of this instrument, for the purpose of guaranteeing the full, effective, faithful and timely performance of each and every one of the obligations contracted by the Corporation under the AFT Agreement and the mandates conferred by the Pledge Creditors in their capacities as providers of transportation services, conforming with what is stipulated in the aforementioned AFT Agreement, and likewise by virtue of any other document that may supplement the subject agreement in the future; the subject pledge also covers the reimbursement, if any, of all costs and expenses, legal and extra-legal, including attorneys’ fees, if any, that may be incurred in connection with any proceedings or transfer of this pledge. Clause Three. NON-EXISTENCE OF LIENS AND/OR ENCUMBRANCES ON THE PLEDGED SHARES. The Shareholders likewise undertake not to constitute or permit any lien or encumbrance on, or otherwise engage in any act or make any contract respect the Shares pledged by this instrument, whether such lien, encumbrance, act or contract pertains to all of the Shares or a part thereof, without the prior express and written approval of the Pledge Creditors, and pursuant to the terms of the within Agreement. The parties appearing declare that the term “lien” means any real guarantees or any obligation, encumbrance, prohibition, condition, rights granted to third-parties, attachments, impediments or restrictions that may affect or impede or limit the free use, enjoyment and disposal of the Shares. Clause Four. DELIVERY OF SHARES AND ACCEPTANCE. The parties appearing declare in this agreement that the Pledge Debtors shall deliver to the full satisfaction of the Pledge Creditors through their representatives designated in the introduction of this instrument, certificates Nos. 001, 002, 003, 004, 005 and 006 to the Banco del Estado de Chile, the Banco Santander-Chile, the Banco de Chile, the Banco de Crédito e Inversiones, and the corporations known as Sonda S.A. and Promotora CMR Falabella S.A., respectively, issued by the Corporation to whom the shares pledged in the present instrument belong. Likewise, Ricardo José Bartel Jeffery, Andrés Ocampo Borrero, Héctor del Tránsito Moya Martín, Manuel Ulises Navarrete Muñoz, Ramón Yávar Bascuñan, Marcos Retamal Muñoz, Luis Barahona Moraga, Jorge Rolando Gómez Pérez, Roberto Hernán Rodríguez Silva, Simón Abelardo Dosque San Martín, José Gabriel Martínez Muñoz and Adriana del Carmen Troncoso Lizana, in the name and on behalf of the Pledge Creditors, accept the pledge of shares described herein and prohibition of establishing any liens and/or encumbrances thereon, and acquire for their respective principals the real right of pledge. Clause Five. EXTENT OF THE PLEDGE. The pledge and the restrictions and prohibitions made in this instrument include and extend ipso jure to any appreciation the shares might undergo, and include but are not limited to paid shares, preferential rights or options of any kind, whether of preferential subscription to shares, stock-convertible bonds or any other securities that confer future rights on the Corporation or on any successor or substitute corporation or entity. Likewise, in the case of issuance of new paid shares, any new securities that may be issued with respect to the pledge presently made are understood to be affected. The Pledge Debtors irrevocably authorize the Pledge Creditors, on behalf of whom the named representatives accept, to request from the Corporation or its successor corporation or substitute entity, and for withdrawing and receiving from such corporation, any new stock certificates or other securities that may be issued as a consequence of an issuance of paid shares or exchange of shares for the issuance of new shares for any reason, without having to be delivered by the Corporation or any successor or substitute corporation or entity to the Pledge Debtors, with the Pledge Creditors being obligated to immediately request a Notary Public to give notice of the pledge agreement to record said encumbrance on these new shares in the Registry of Shareholders of the Corporation or any successor or substitute corporation. With respect to the ownership rights pertaining to the Shares, these rights will belong to the Pledge Debtors, who may collect any distributions on the pledged Shares that relate to dividends declared on the net earnings for the last business year. Without prejudice to what is stated above, in the event of any non-performance of any of the obligations guaranteed under Clause Two hereof, the Pledge Creditors may immediately demand the enforcement of the pledge made in this instrument. Any non-performance by the Corporation will not require verification to the corporation issuing the Shares or any successor or replacement corporation, rather, a written notice of non-performance issued by the Notary of the corporation issuing the Shares or any successor or replacement corporation, with a copy to the Pledge Debtors will therefore suffice. This latter circumstance will not require verification to the corporation issuing the Shares or any successor or replacement corporation. Commencing from the date of said notice and on the merits of it alone, the Pledge Creditors may demand that the corporation, or any successor or replacement corporation, collect dividends and earnings that the holder or owner of the Shares is due, and for such purposes, the corporation or any successor or replacement corporation shall be empowered to pay said amounts to the Pledge Creditors, thereby releasing the Pledge Debtors from any liability to the Corporation, or its successor or replacement, as the entity issuing the shares that have been pledged in this instrument, with respect to those payments. Clause Six. PRESERVATION OF THE RIGHTS OF THE PLEDGE DEBTORS. The Pledge Debtors shall maintain full exercise of the right to participate in the General Meetings of Shareholders of the Corporation or any successor or replacement corporation, as a full member, and shall also maintain full exercise of any other rights corresponding to them that are different from those mentioned in Clause Five above. However, for approving any amendment to the by-laws of the Corporation the Pledge Debtors or any successor or replacement corporation that may affect the pledge and prohibitions constituted hereunder, in terms of reducing in a relevant manner the value of the guarantee, the prior written authorization of the Pledge Creditors shall be required, and the Pledge Creditors may not deny or delay such authorization without reasonable and due cause. Clause Seven. TRANSFORMATION OF THE CORPORATION. In the event of any break-up, merger or transformation of the corporation issuing the Shares previously authorized in writing by the Pledge Creditors in the manner stipulated in the preceding clause, the pledge and the restrictions and the prohibitions established hereunder shall extend to all of the shares of any new corporation or corporations that might be formed as a result of a break-up or merger, or of the surviving companies existing after the break-up or merger, pertinent to the rights or investment, as the case may be, in the transformed corporation. The Pledge Creditors are exclusively authorized to withdraw directly through any of their authorized representatives or through a Notary Public who is petitioned in their name, the corresponding stock certificates in all of the preceding cases, and to request the recording of this pledge and prohibition(s) in the appropriate registries of shareholders, with the Pledge Debtors consequently waiving its right to request such delivery to itself or to another party. Clause Eight. COMMERCIAL PLEDGE. The commercial pledge made in this instrument is constituted in accordance with the provisions embodied in Articles 813 et seq. of the Commercial Code, and in accordance with Article Two hereof, and further in accordance with Articles 2384 et seq. of the Civil Code. Clause Nine. DECLARATION OF OWNERSHIP. Each of the Pledge Debtors declare that it is the sole and exclusive owner of the pledged shares; that these shares are duly recorded in its name in the Registry of Shareholders of the Corporation and that all of them are duly paid, and that the Pledge Debtors have the corresponding authorizations and approvals required by law. Likewise, the Pledge Debtors declare that the pledged shares are free and clear of any and all liens, encumbrances, obligations, judgments, restrictions, limitations, attachments, injunctions, resolutory actions or preferential third-party rights, save for the pledge that is made hereunder to the Pledge Creditors, and that the pledge shares are not affected by any options, promises of sale, conditional or term sales, or any other act or contract that has or might have as its purpose the transfer of ownership of said shares, and that no impediment exists that might affect their free disposal or the making of this pledge and prohibition on liens and sales. Legal Status. The legal status of Manuel Ulises Navarrete Muñoz to act in representation of Buses Gran Santiago S.A. is embodied in the public instrument of June 2, 2006, executed before Osvaldo Pereira González, Notary in Santiago. The legal status of Simon Alberto Dosque San Martín to act in representation of Comercial Nuevo Milenio S.A. is embodied in the public instrument of May 4, 2006, executed before Alberto González Caamaño, Notary in Santiago. The legal status of Manuel Ulises Navarrete Muñoz to act in representation of Buses Metropolitana S.A. is embodied in public instrument of June 2, 2006, executed before Osvaldo Pereira González, Notary in Santiago. The legal status of Mr. Andrés Ocampo Borrero and Mr. Héctor del Tránsito Martín to act in representation of Su Bus Chile S.A. is embodied in the public instrument of September 26, 2005, executed before Notary Patricio Raby Benavente. The legal status of Ricardo José Bartel to act in representation of Express de Santiago Uno S.A. is embodied in the public instrument of June 2, 2006, executed before Osvaldo Pereira González, Notary in Santiago. The legal status of Manuel Ricardo José Bartel Jeffery to act in representation of Alsacia S.A. is contained in the public instrument of February 22, 2006, executed before Antonieta Mendoza Escalas, Notary in Santiago. The legal status of Mr. Luis Barahona Moraga and Mr. Jorge Rolando Gómez Pérez to act in representation of Servicio de Transporte de Personas Santiago S.A. is embodied in the public instrument of July 15, 2004, executed before Notary Pamela Hernández Machuca. The legal status of Roberto Hernán Rodríguez Silva to act in representation of Unión del Transporte S.A. is contained in the public instrument of February 22, 2005, executed before Notary Félix Jara Cadot. The legal status of José Gabriel Martínez Muñoz and Adriana del Carmen Troncoso Lizana to act in representation of

Trans Araucaia S.A. is embodied in the public instrument of January 27, 2006, executed before Juan Ricardo San Martín Urrejola, Notary in Santiago. The legal status of Ramón Yávar Bascuñan and Marcos Retamal Muñoz to act in representation of Redbus Urbano S.A. is embodied in the public instrument of December 1, 2005, executed before Patricio Zaldívar Mackenna, Notary in Santiago. The legal status of Raúl Lupercio Véjar Olea to act in representation of Sonda S.A. is contained in the public instrument of June 3, 2004, executed before Notary René Benavente Cash. The legal status of José Manuel Mena Valencia Muñoz to act in representation of the Banco del Estado de Chile is embodied in Treasury Department Supreme Decree No. 754 of 1995, published in the Official Gazette of August 4, 1995. The legal status of Julio Guzmán Herrera to act in representation of the Banco de Chile is embodied in the public instrument of March 4, 2002, executed before René Benavente Cash, Notary in Santiago. The legal status of Oscar Von Chrismar Carvajal to act in representation of the Banco Santander-Chile is embodied in the public instruments of July 25, 2002, and July 23, 2003, both executed before Nancy de la Fuente Hernández, Notary in Santiago. The legal status of Mario Gómez Dubravcic to act in representation of the Banco de Crédito e Inversiones is contained in the public instruments of May 30, 2005, and August 1, 2006, both executed before Alberto Mozó Aguilar, Notary in Santiago. The legal status of Claudio Cisternas Duque and María Angélica Silva Arrué to act in representation of Promotora CMR Falabella S.A. is embodied in the public instrument of October 8, 2004, executed before Notary Alberto Mozó Aguilar.

IN WITNESS WHEREOF, the instrument was signed after having been read. This instrument will be recorded in the Register of Public Instruments for the current month under the number indicated. A copy is being issued. I so attest.

By:	/s/ Oscar von Chrismar
	Name:	Oscar von Chrismar
Chief Executive Officer